Supplement To Prospectus Supplement Dated October 31, 2002

(To Prospectus Dated August 29, 2002)

$650,000,000

CWABS MASTER TRUST

(for the Series 2002-G Subtrust)

Issuer

CWABS, INC.

Depositor

Sponsor and Master Servicer

REVOLVING HOME EQUITY LOAN ASSET

BACKED NOTES, SERIES 2002-G

This Supplement updates the Prospectus Supplement dated October 31, 2002 that has been issued with respect to the Revolving Home Equity Loan Asset Backed Notes, Series 2002-G. The original principal amount of the Notes issued was $650,000,000. As of September 15, 2004, the remaining outstanding principal balance of the Notes was $305,698,342.

Annex I to the Prospectus Supplement sets forth certain statistical information about the mortgage loans in the statistical pool as of the statistical pool calculation date. Appendix I to this Supplement sets forth comparable statistical information for the actual mortgage loans in the mortgage pool as of September 1, 2004.

Pages S-17 and S-20 of the Prospectus Supplement include certain financial information about the Master Servicer’s servicing portfolio and mortgage loan delinquency and foreclosure experience. Appendix II to this Supplement updates certain of that information.

Page S-16 of the Prospectus Supplement includes certain financial information of the Note Insurer. Appendix III to this Supplement updates certain of that information. Additionally, Appendix III updates the information set forth on page S-58 of the Prospectus Supplement under the heading “Experts.”

Appendix IV to this Supplement contains the September 2004 monthly statement that has been furnished to Noteholders of record on the most recent payment date.

This Supplement also updates the “Method of Distribution” section, on page S-58 in the Prospectus Supplement, as described on the next page.

On November 7, 2002, Countrywide Credit Industries, Inc., the parent of Countrywide Home Loans, Inc., changed its name to Countrywide Financial Corporation.

Countrywide Securities Corporation

The date of this Supplement is September 28, 2004

Method of Distribution

Subject to the terms of the underwriting agreement among the depositor and Countrywide Securities Corporation (the “Underwriter”) and a terms agreement, dated September 28, 2004, between the depositor and the Underwriter, the depositor has agreed to sell to the Underwriter on September 30, 2004, and the Underwriter has agreed to purchase, $650,000,000 of notes. The notes being offered pursuant to the terms agreement are referred to as the “Offered Notes.” Proceeds to the depositor from the sale of the Offered Notes are expected to be approximately $306,124,703 plus accrued interest before deducting expenses payable by the depositor estimated to be approximately $475,000.

Distribution of the Offered Notes will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. The Underwriter may effect such transactions by selling the Offered Notes to or through dealers and such dealers may receive from the Underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions, or commissions. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Offered Notes may be deemed to be underwriters, and any discounts, commissions, or concessions received by them, and any profits on resale of the Offered Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The depositor has been advised by the Underwriter that it intends to make a market in the Offered Notes purchased by it but the Underwriter has no obligation to do so. We cannot assure you that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue or that it will provide holders of the Offered Notes with a sufficient level of liquidity of investment.

The Underwriter is an affiliate of the depositor, the sponsor, and the master servicer.

The depositor has agreed to indemnify the Underwriter against, or make contributions to the Underwriter with respect to, liabilities customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

References in this Supplement to the principal balances of the Offered Notes reflect the principal balances of the Offered Notes as of October 31, 2002 and do not take account of any principal distributions on the Offered Notes since that date.

This Supplement does not contain complete information about the Offered Notes. Additional information is contained in the Prospectus Supplement dated October 31, 2002 prepared in connection with the issuance of the notes and in the prospectus of the depositor dated August 29, 2002. You are urged to read this Supplement, the Prospectus Supplement, and the prospectus in full.

Additional information about the Offered Notes (including their current pool factor) is expected to be available on Bloomberg L.P. under the ticker symbol CWHEL 2002-G on the DES page. The information on that page has not been independently verified by any of the issuer, the depositor, the sponsor, and master servicer or the Underwriter, and none of those parties makes any representation as to the accuracy or completeness of that information.

Appendix I - Statistical Information (as of September 1, 2004) about the Mortgage Loans

The sum of the columns below may not equal the total indicated due to rounding. The following tables describe the Mortgage Loans and the related mortgaged properties as of September 1, 2004.

Principal Balances

Range of Principal Balance ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
0.00	1,834	$0	0.00%	$0	N/A	N/A	N/A	N/A
0.01 - 10,000.00	1,559	9,653,359	3.16	6,192	5.893%	276.45	734	81.4%
10,000.01 - 20,000.00	3,131	48,074,332	15.74	15,354	6.285	276.97	720	86.1
20,000.01 - 30,000.00	2,431	60,719,450	19.88	24,977	6.406	276.01	719	87.8
30,000.01 - 40,000.00	1,162	40,405,556	13.23	34,772	6.203	275.00	718	85.6
40,000.01 - 50,000.00	741	33,542,297	10.98	45,266	5.979	275.82	719	83.0
50,000.01 - 60,000.00	313	17,189,872	5.63	54,920	6.029	272.75	715	83.2
60,000.01 - 70,000.00	201	13,073,749	4.28	65,044	6.092	275.86	714	83.8
70,000.01 - 80,000.00	160	12,032,052	3.94	75,200	5.753	276.94	722	79.8
80,000.01 - 90,000.00	95	8,095,761	2.65	85,219	5.804	276.48	711	80.4
90,000.01 - 100,000.00	137	13,216,119	4.33	96,468	5.579	276.02	712	77.1
100,000.01 - 125,000.00	74	8,363,693	2.74	113,023	5.368	274.54	720	76.4
125,000.01 - 150,000.00	87	12,441,268	4.07	143,003	5.254	277.67	718	71.7
150,000.01 - 175,000.00	25	4,111,444	1.35	164,458	4.600	277.76	741	71.5
175,000.01 - 200,000.00	32	6,058,548	1.98	189,330	4.764	277.65	725	71.5
200,000.01 - 225,000.00	10	2,132,320	0.70	213,232	4.338	278.00	740	69.7
225,000.01 - 250,000.00	8	1,862,768	0.61	232,846	4.583	277.87	731	67.1
250,000.01 - 275,000.00	3	800,734	0.26	266,911	4.461	278.00	705	78.7
275,000.01 - 300,000.00	12	3,528,101	1.16	294,008	4.876	277.66	697	70.1
300,000.01 - 325,000.00	6	1,907,808	0.62	317,968	4.462	277.66	718	79.1
325,000.01 - 350,000.00	4	1,363,507	0.45	340,877	4.250	277.50	750	65.5
350,000.01 - 375,000.00	1	352,500	0.12	352,500	4.750	277.00	759	59.9
375,000.01 - 400,000.00	2	768,616	0.25	384,308	5.056	278.00	694	54.0
400,000.01 - 425,000.00	2	840,485	0.28	420,243	4.436	277.50	790	74.4
425,000.01 - 450,000.00	2	872,240	0.29	436,120	4.441	277.49	732	82.5
450,000.01 - 475,000.00	4	1,851,524	0.61	462,881	4.344	277.49	730	72.2
475,000.01 - 500,000.00	2	987,787	0.32	493,893	5.194	278.00	741	77.9
575,000.01 - 600,000.00	2	1,182,349	0.39	591,175	4.436	277.00	705	82.5

Total	12,040	$305,428,237	100.00%

As of September 1, 2004, the average principal balance of the Mortgage Loans was approximately $25,368.

Loan Programs

Description of Loan Programs	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
5 Yr Draw, 5 Yr Repay	20	$237,942	0.08%	$11,897	6.525%	97.68	701	88.1%
5 Yr Draw, 10 Yr Repay	111	3,652,942	1.20	32,909	7.667	157.53	714	98.1
10 Yr Draw, 15 Yr Repay	11,857	300,405,721	98.36	25,336	5.920	277.70	719	82.5
15 Yr Draw, 0 Yr Repay	2	142,321	0.05	71,161	6.635	156.59	722	78.6
15 Yr Draw, 10 Yr Repay	50	989,311	0.32	19,786	6.144	277.92	708	82.4

Total	12,040	$305,428,237	100.00%

Loan Rates

Range of Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
3.000 or less	1	$155,000	0.05%	$155,000	3.000%	278.00	805	70.0%
3.501 - 4.000	3	189,064	0.06	63,021	4.000	278.00	731	53.8
4.001 - 4.500	1,835	58,956,119	19.30	32,129	4.286	277.69	742	64.6
4.501 - 5.000	1,377	42,469,992	13.91	30,842	4.682	277.53	724	75.1
5.001 - 5.500	500	15,293,001	5.01	30,586	5.343	277.47	686	69.1
5.501 - 6.000	451	8,754,642	2.87	19,412	5.855	275.88	714	75.5
6.001 - 6.500	3,626	71,163,942	23.30	19,626	6.235	277.36	723	88.2
6.501 - 7.000	2,054	54,451,287	17.83	26,510	6.754	277.05	735	95.3
7.001 - 7.500	827	17,601,102	5.76	21,283	7.275	267.15	675	89.9
7.501 - 8.000	1,127	30,048,141	9.84	26,662	7.763	273.52	686	96.2
8.001 - 8.500	85	2,325,162	0.76	27,355	8.326	264.25	683	90.8
8.501 - 9.000	100	2,532,641	0.83	25,326	8.818	263.00	674	97.2
9.001 - 9.500	17	586,616	0.19	34,507	9.207	227.88	669	98.5
9.501 - 10.000	5	64,807	0.02	12,961	9.693	211.71	666	99.8
10.001 - 10.500	25	608,858	0.20	24,354	10.375	277.53	620	56.0
10.501 - 11.000	7	227,865	0.07	32,552	10.625	277.07	596	52.6

Total	12,040	$305,428,237	100.00%

As of September 1, 2004, the weighted average loan rate on the Mortgage Loans was approximately 5.942%.

Months Remaining to Scheduled Maturity

Range of Months Remaining to Scheduled Maturity	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
97 – 108	20	$237,942	0.08%	$11,897	6.525%	97.68	701	88.1%
145 – 156	2	117,712	0.04	58,856	6.885	156.00	678	81.3
157 – 168	111	3,677,551	1.20	33,131	7.653	157.54	716	97.9
265 – 276	58	1,539,693	0.50	26,546	7.066	275.77	707	94.0
277 – 288	11,849	299,855,340	98.18	25,306	5.914	277.71	719	82.4

Total	12,040	$305,428,237	100.00%

As of September 1, 2004, the weighted average remaining months to scheduled maturity of the Mortgage Loans was approximately 276.

The above table assumes that the draw period for the Mortgage Loans with (a) five year draw periods and fifteen year repayment periods will be extended for an additional five years and (b) five year draw periods and ten year repayment periods will not be extended.

The combined loan-to-value ratio in the following table is a fraction whose numerator is the sum of (i) the credit limit of the Mortgage Loans and (ii) any outstanding principal balances of mortgage loans or of equal priority to the Mortgage Loans (calculated generally at the date of origination of the Mortgage Loans) and whose denominator is the lesser of (i) the appraised value of the related mortgage property as stated in loan files at the date of origination or (ii) in the case of a mortgaged property purchased within one year of the origination of the related Mortgage Loan, the purchase price of the mortgaged property.

Combined Loan-to-Value Ratios

Range of Combined Loan-to-Value (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
0.01 - 10.00	7	$120,833	0.04%	$17,262	8.978%	277.00	619	8.0%
10.01 - 20.00	18	332,459	0.11	18,470	6.302	277.48	690	16.8
20.01 - 30.00	59	1,790,141	0.59	30,341	5.045	277.54	726	26.2
30.01 - 40.00	122	2,733,387	0.89	22,405	4.800	277.58	720	34.6
40.01 - 50.00	324	8,510,597	2.79	26,267	4.590	277.78	736	45.4
50.01 - 60.00	567	15,813,476	5.18	27,890	4.738	277.72	733	55.3
60.01 - 70.00	1,213	37,695,851	12.34	31,077	4.608	277.51	727	66.7
70.01 - 80.00	1,697	48,847,380	15.99	28,785	4.910	277.46	720	77.4
80.01 - 90.00	4,817	103,848,445	34.00	21,559	6.266	277.15	714	88.6
90.01 - 100.00	3,216	85,735,668	28.07	26,659	7.130	272.75	717	97.2

Total	12,040	$305,428,237	100.00%

As of September 1, 2004, the weighted average combined loan-to-value ratio of the Mortgage Loans was approximately 82.65%.

The geographic location used for the following table is determined by the address of the mortgaged property securing the related Mortgage Loan.

Geographic Distribution

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Alabama	228	$4,433,080	1.45%	$19,443	6.658%	277.62	708	92.0%
Alaska	12	577,907	0.19	48,159	5.394	277.80	711	84.1
Arizona	311	6,637,658	2.17	21,343	6.196	277.70	718	86.6
California	2,167	72,063,429	23.59	33,255	5.351	277.46	725	76.6
Colorado	578	18,630,987	6.10	32,234	5.900	276.75	716	82.7
Connecticut	151	4,721,424	1.55	31,268	5.572	277.69	725	78.1
Delaware	24	438,625	0.14	18,276	6.543	277.90	710	90.2
District of Columbia	16	491,019	0.16	30,689	5.929	277.76	707	78.0
Florida	754	16,276,973	5.33	21,587	6.414	270.25	719	86.7
Georgia	497	12,069,061	3.95	24,284	6.616	252.76	715	89.5
Hawaii	96	3,004,626	0.98	31,298	6.105	277.77	730	83.0
Idaho	188	3,982,523	1.30	21,184	6.372	277.83	723	87.5
Illinois	446	10,159,661	3.33	22,780	5.858	277.74	722	84.3
Indiana	234	4,507,201	1.48	19,262	6.560	277.73	711	89.6
Iowa	82	1,436,764	0.47	17,522	6.435	277.64	722	87.9
Kansas	172	3,592,979	1.18	20,889	6.325	277.68	716	87.8
Kentucky	116	3,188,329	1.04	27,486	6.014	277.69	721	87.9
Louisiana	110	2,459,523	0.81	22,359	6.124	277.66	712	82.7
Maine	30	729,390	0.24	24,313	5.648	277.72	733	78.8
Maryland	175	4,012,332	1.31	22,928	5.925	277.70	728	83.6
Massachusetts	236	7,427,464	2.43	31,472	5.435	277.72	719	75.5
Michigan	605	13,588,240	4.45	22,460	6.132	277.72	716	85.6
Minnesota	185	4,120,943	1.35	22,275	6.047	277.79	710	83.7
Mississippi	36	733,398	0.24	20,372	6.476	277.54	724	88.4
Missouri	250	5,078,051	1.66	20,312	6.202	277.68	713	84.9
Montana	51	788,186	0.26	15,455	6.210	277.65	727	84.5
Nebraska	30	559,749	0.18	18,658	7.083	277.70	706	94.8
Nevada	185	4,081,214	1.34	22,061	6.268	277.66	716	86.5
New Hampshire	57	1,038,265	0.34	18,215	5.756	277.75	719	77.2
New Jersey	367	9,810,646	3.21	26,732	5.706	277.62	707	76.9
New Mexico	91	1,893,656	0.62	20,809	6.011	277.54	727	84.1
New York	326	10,036,901	3.29	30,788	5.680	277.65	713	75.8
North Carolina	430	9,861,477	3.23	22,934	6.393	277.60	714	87.2
North Dakota	6	103,925	0.03	17,321	7.314	277.51	736	83.4
Ohio	483	8,370,323	2.74	17,330	6.526	277.71	714	89.1
Oklahoma	128	2,883,732	0.94	22,529	6.225	277.74	717	88.3
Oregon	224	6,063,916	1.99	27,071	6.087	277.75	730	84.2
Pennsylvania	423	8,577,333	2.81	20,277	6.055	277.75	721	84.0
Rhode Island	26	566,620	0.19	21,793	5.571	277.83	715	72.3
South Carolina	122	2,481,254	0.81	20,338	6.416	277.55	707	86.5
South Dakota	17	296,168	0.10	17,422	6.581	277.70	714	82.6
Tennessee	207	4,304,455	1.41	20,794	6.479	277.66	718	91.0
Utah	266	7,064,311	2.31	26,558	6.191	277.67	717	84.6
Vermont	10	129,377	0.04	12,938	5.372	277.42	762	81.5
Virginia	219	5,692,759	1.86	25,994	5.718	277.72	730	79.4
Washington	376	10,613,074	3.47	28,226	6.109	277.75	721	85.0
West Virginia	21	249,786	0.08	11,895	6.506	106.23	702	88.2
Wisconsin	250	4,484,874	1.47	17,939	6.448	277.79	712	89.1
Wyoming	26	1,114,649	0.36	42,871	5.567	277.95	752	80.8

Total	12,040	$305,428,237	100.00%

Credit Bureau Risk Scores for the Mortgage Loans

Range of Credit Bureau Risk Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
821 – 840	2	$107,000	0.04%	$53,500	4.625%	277.00	827	80.0%
801 – 820	180	3,028,989	0.99	16,828	5.215	275.55	806	76.0
781 – 800	1,202	22,581,914	7.39	18,787	5.210	276.61	789	74.4
761 – 780	1,714	36,360,655	11.90	21,214	5.525	276.59	770	80.9
741 – 760	1,706	39,143,727	12.82	22,945	5.720	276.10	751	82.6
721 – 740	1,746	44,754,094	14.65	25,632	5.729	276.02	730	82.7
701 – 720	1,945	54,898,464	17.97	28,225	5.778	276.39	710	84.4
681 – 700	1,513	44,140,069	14.45	29,174	6.326	275.57	691	85.6
661 – 680	1,167	35,228,087	11.53	30,187	6.604	275.27	671	85.7
641 – 660	505	14,195,632	4.65	28,110	6.721	275.37	652	82.1
621 – 640	320	9,813,196	3.21	30,666	6.601	277.15	632	79.6
601 – 620	32	991,448	0.32	30,983	8.562	277.62	616	67.9
581 – 600	8	184,963	0.06	23,120	10.598	277.08	593	50.1

Total	12,040	$305,428,237	100.00%

As of September 1, 2004 the weighted average credit bureau risk score of the Mortgage Loans was approximately 719.

Property Type

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Single Family	9,342	$237,865,377	77.88%	$25,462	5.903%	276.76	718	82.1%
Planned Unit Development (PUD)	1,765	46,955,881	15.37	26,604	6.115	272.59	721	85.2
Low-rise Condominium	751	15,255,495	4.99	20,314	6.097	275.87	730	85.6
2-4 Units	117	3,464,239	1.13	29,609	5.382	276.26	720	74.6
High-rise Condominium	39	1,377,888	0.45	35,330	6.805	274.60	730	77.6
Manufactured Housing (1)	26	509,358	0.17	19,591	5.114	277.66	713	71.0

Total	12,040	$305,428,237	100.00%

(1)	Treated as real property.

Gross Margins

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Less than or equal to 0.000	1,663	$51,688,826	16.92%	$31,082	4.264%	277.69	750	65.1%
0.001 - 0.250	185	8,555,466	2.80	46,246	4.493	277.67	685	63.1
0.251 - 0.500	1,312	38,925,730	12.74	29,669	4.685	277.52	727	75.6
0.501 - 0.750	47	2,532,157	0.83	53,876	4.955	277.67	690	65.0
0.751 - 1.000	94	5,456,140	1.79	58,044	5.274	277.83	712	72.5
1.001 - 1.250	406	10,027,956	3.28	24,699	5.449	277.29	671	66.9
1.251 - 1.500	226	3,969,236	1.30	17,563	5.739	275.78	710	71.7
1.501 - 1.750	213	4,710,846	1.54	22,117	5.936	275.94	720	77.8
1.751 - 2.000	2,758	49,939,126	16.35	18,107	6.125	277.62	738	88.4
2.001 - 2.250	852	20,490,040	6.71	24,049	6.482	276.73	688	87.7
2.251 - 2.500	1,932	50,905,487	16.67	26,349	6.734	277.01	737	95.7
2.501 - 2.750	124	3,580,731	1.17	28,877	6.971	277.73	706	90.8
2.751 - 3.000	698	15,058,528	4.93	21,574	7.217	267.78	672	89.7
3.001 - 3.250	142	2,657,195	0.87	18,713	7.425	264.07	695	91.4
3.251 - 3.500	964	26,797,582	8.77	27,798	7.688	273.30	682	96.5
3.501 - 3.750	176	3,495,045	1.14	19,858	7.885	275.53	718	94.5
3.751 - 4.000	39	1,152,331	0.38	29,547	8.189	263.08	689	91.0
4.001 - 4.250	51	1,308,196	0.43	25,651	8.313	266.68	678	90.8
4.251 - 4.500	44	1,245,410	0.41	28,305	8.604	252.14	669	96.8
4.501 - 4.750	58	1,386,444	0.45	23,904	8.887	273.79	677	97.2
4.751 - 5.000	18	644,237	0.21	35,791	9.076	232.36	669	98.6
5.251 - 5.500	4	64,807	0.02	16,202	9.693	211.71	666	99.8
6.001 - 6.250	26	608,858	0.20	23,418	10.375	277.53	620	56.0
6.251 - 6.500	8	227,865	0.07	28,483	10.625	277.07	596	52.6

Total	12,040	$305,428,237	100.00%

As of September 1, 2004, the weighted average gross margin of the Mortgage Loans was approximately 1.695%.

The credit limit utilization rates in the following table are determined by dividing the balance for the particular grouping by the aggregate of the credit limits of the related credit line agreements.

Credit Limit Utilization Rates

Range of Credit Limit Utilization Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
0.00 or less	1,851	$70	(1)	$0	5.434%	277.89	753	70.9%
0.01 - 10.00	231	654,019	0.21%	2,831	5.163	276.40	743	72.1
10.01 - 20.00	232	1,717,352	0.56	7,402	5.047	277.74	748	69.8
20.01 - 30.00	308	3,316,955	1.09	10,769	5.070	276.76	747	70.8
30.01 - 40.00	286	4,647,299	1.52	16,249	5.077	277.59	740	71.3
40.01 - 50.00	360	6,468,982	2.12	17,969	5.323	277.76	738	75.3
50.01 - 60.00	368	8,360,775	2.74	22,719	5.249	275.37	736	74.4
60.01 - 70.00	446	11,314,441	3.70	25,369	5.358	276.65	738	77.2
70.01 - 80.00	627	17,304,049	5.67	27,598	5.347	277.13	738	73.4
80.01 - 90.00	1,094	31,322,873	10.26	28,632	5.725	274.09	728	81.1
90.01 - 100.00	6,237	220,321,422	72.14	35,325	6.135	276.15	713	85.0

Total	12,040	$305,428,237	100.00%

(1)	Less than 0.01%.

As of September 1, 2004, the average credit limit utilization rate of the Mortgage Loans was approximately 69.52%.

Maximum Loan Rates

Maximum Loan Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
16.000	432	$9,885,387	3.24%	$22,883	6.392%	277.60	714	87.1%
17.000	754	16,276,973	5.33	21,587	6.414	270.25	719	86.7
18.000	10,835	278,765,859	91.27	25,728	5.890	276.35	720	82.3
21.000	19	500,018	0.16	26,317	10.456	277.45	613	60.7

Total	12,040	$305,428,237	100.00%

As of September 1, 2004, the weighted average maximum loan rate of the Mortgage Loans was approximately 17.887%.

Credit Limits

Range of Credit Limits ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
0.01 - 10,000.00	623	$3,479,636	1.14%	$5,585	6.265%	276.11	719	84.6%
10,000.01 - 20,000.00	3,486	39,289,258	12.86	11,271	6.397	276.93	717	87.2
20,000.01 - 30,000.00	3,153	59,691,424	19.54	18,932	6.481	276.30	717	88.6
30,000.01 - 40,000.00	1,515	38,812,016	12.71	25,618	6.301	274.34	719	87.4
40,000.01 - 50,000.00	1,421	40,507,988	13.26	28,507	5.882	276.46	722	81.7
50,000.01 - 60,000.00	373	15,585,037	5.10	41,783	6.174	274.89	715	84.9
60,000.01 - 70,000.00	269	12,856,346	4.21	47,793	6.203	273.80	713	85.5
70,000.01 - 80,000.00	250	11,970,907	3.92	47,884	5.840	275.62	718	80.2
80,000.01 - 90,000.00	122	7,476,075	2.45	61,279	5.915	276.48	713	82.9
90,000.01 - 100,000.00	373	20,615,739	6.75	55,270	5.390	275.50	720	74.5
100,000.01 - 125,000.00	99	7,882,855	2.58	79,625	5.332	276.19	717	76.4
125,000.01 - 150,000.00	160	14,339,206	4.69	89,620	5.366	276.70	721	73.5
150,000.01 - 175,000.00	29	3,146,094	1.03	108,486	4.789	277.70	727	75.4
175,000.01 - 200,000.00	54	7,019,493	2.30	129,991	4.668	277.67	730	69.3
200,000.01 - 225,000.00	13	1,736,313	0.57	133,563	4.339	277.87	760	65.7
225,000.01 - 250,000.00	27	3,938,201	1.29	145,859	4.669	277.93	730	64.6
250,000.01 - 275,000.00	6	779,600	0.26	129,933	4.313	277.64	754	79.1
275,000.01 - 300,000.00	26	4,739,312	1.55	182,281	4.785	277.68	697	69.8
300,000.01 - 325,000.00	7	2,005,851	0.66	286,550	4.491	277.68	715	81.4
325,000.01 - 350,000.00	7	1,945,719	0.64	277,960	4.250	277.65	752	66.7
350,000.01 - 375,000.00	1	352,500	0.12	352,500	4.750	277.00	759	59.9
375,000.01 - 400,000.00	4	561,158	0.18	140,289	5.005	278.00	658	69.0
400,000.01 - 425,000.00	2	22,459	0.01	11,229	4.625	277.00	788	75.9
425,000.01 - 450,000.00	5	1,938,038	0.63	387,608	4.417	277.56	762	78.7
450,000.01 - 475,000.00	2	935,158	0.31	467,579	4.436	277.00	736	84.9
475,000.01 - 500,000.00	9	2,469,506	0.81	274,390	4.707	277.93	734	64.1
525,000.01 - 550,000.00	1	0	0.00	0	N/A	N/A	N/A	N/A
575,000.01 - 600,000.00	2	735,641	0.24	367,821	4.549	277.20	717	73.2
600,000.01 - 625,000.00	1	596,708	0.20	596,708	4.250	277.00	706	90.0

Total	12,040	$305,428,237	100.00%

As of September 1, 2004, the average credit limit of the Mortgage Loans was approximately $37,670.

Lien Priority

Lien Property	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
First Liens	206	$19,539,612	6.40%	$94,852	4.961%	277.53	721	67.4%
Second Liens	11,834	285,888,625	93.60	24,158	6.009	275.96	719	83.7

Total	12,040	$305,428,237	100.00%

Delinquency Status

Number of Days Delinquent	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
Current	11,943	$302,028,437	98.89%	$25,289	5.934%	276.09	720	82.6%
30 - 59 Days	45	1,827,343	0.60	40,608	6.355	276.31	705	85.1
60 - 89 Days	19	668,806	0.22	35,200	6.496	262.29	696	87.7
90+ Days	33	903,652	0.30	27,383	7.380	277.50	684	92.7

Total	12,040	$305,428,237	100.00%

Origination Year

Year of Origination	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Aggregate Principal Balance Outstanding	Average Current Principal Balance	Weighted Average Gross Mortgage Rate	Weighted Average Remaining Term (Months)	Weighted Average Credit Bureau Risk Score	Weighted Average Combined Loan-to- Value Ratio
2002	12,040	$305,428,237	100.00%	$25,368	5.942%	276.06	719	82.7%

Total	12,040	$305,428,237	100.00%

Appendix II - Certain Financial Information About the Master Servicer’s Servicing Portfolio and

Mortgage Loan Delinquency and Foreclosure Experience

As of June 30, 2004 Countrywide provided servicing for approximately $726.227 billion aggregate principal amount of mortgage loans, substantially all of which are being serviced for unaffiliated persons. As of June 30, 2004 Countrywide provided servicing for approximately $26.738 billion aggregate principal amount of first and second lien mortgage loans originated under its home equity lines of credit program.

Delinquency and Foreclosure Experience

	As of December 31, 2002		As of December 31, 2003		As of June 30, 2004
	Principal Balance	Percentage	Principal Balance	Percentage	Principal Balance	Percentage
Total Portfolio	$10,640,766,181.58	—	$18,965,891,972.70	—	$26,631,284,196.44	—
Delinquency percentage
30-59 Days	$42,864,688.91	0.40%	$61,283,288.31	0.32%	$64,783,653.30	0.24%
60-89 Days	10,661,957.76	0.10	15,962,355.26	0.08	21,551,866.31	0.08
90+ Days	19,421,702.11	0.18	37,736,971.30	0.20	41,230,217.23	0.15

Sub-Total	$72,948,348.78	0.69%	$114,982,614.87	0.61%	$127,565,736.84	0.48%
Foreclosure Rate	$6,603,778.76	0.06%	$4,984,448.78	0.03%	$7,340,123.37	0.03%
Bankruptcy Rate	$43,053,210.55	0.40%	$41,137,908.75	0.22%	$39,166,710.18	0.15%

Appendix III - Financial Information of the Note Insurer

The Note Insurer

Financial Guaranty Insurance Company (the “Note Insurer”), a New York stock insurance corporation, is a direct, wholly-owned subsidiary of FGIC Corporation, a Delaware corporation, and provides financial guaranty insurance for public finance and structured finance obligations. The Note Insurer is licensed to engage in financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico and, through a branch, in the United Kingdom.

On December 18, 2003, an investor group consisting of The PMI Group, Inc. (“PMI”), affiliates of The Blackstone Group L.P. (“Blackstone”), affiliates of The Cypress Group L.L.C. (“Cypress”) and affiliates of CIVC Partners L.P. (“CIVC”) acquired FGIC Corporation (the “FGIC Acquisition”) from a subsidiary of General Electric Capital Corporation (“GE Capital”). PMI, Blackstone, Cypress and CIVC acquired approximately 42%, 23%, 23% and 7%, respectively, of FGIC Corporation’s common stock. FGIC Corporation paid GE Capital approximately $284.3 million in pre-closing dividends from the proceeds of dividends it, in turn, had received from the Note Insurer, and GE Capital retained approximately $234.6 million in liquidation preference of FGIC Corporation’s convertible participating preferred stock and approximately 5% of FGIC Corporation’s common stock. Neither FGIC Corporation nor any of its shareholders is obligated to pay any debts of the Note Insurer or any claims under any insurance policy, including the Policy, issued by the Note Insurer.

The Note Insurer is subject to the insurance laws and regulations of the State of New York, where the Note Insurer is domiciled, including Article 69 of the New York Insurance Law (“Article 69”), a comprehensive financial guaranty insurance statute. The Note Insurer is also subject to the insurance laws and regulations of all other jurisdictions in which it is licensed to transact insurance business. The insurance laws and regulations, as well as the level of supervisory authority that may be exercised by the various insurance regulators, vary by jurisdiction, but generally require insurance companies to maintain minimum standards of business conduct and solvency, to meet certain financial tests, to comply with requirements concerning permitted investments and the use of policy forms and premium rates and to file quarterly and annual financial statements on the basis of statutory accounting principles (“SAP”) and other reports. In addition, Article 69, among other things, limits the business of each financial guaranty insurer to financial guaranty insurance and certain related lines.

For the six months ended June 30, 2004, and the years ended December 31, 2003 and December 31, 2002, the Note Insurer had written directly or assumed through reinsurance, guaranties of approximately $27.1 billion, $42.4 billion, and $47.9 billion par value of securities, respectively (of which approximately 60%, 79% and 81%, respectively constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $162.9 million, $260.3 million and $232.6 million, respectively. For the six months ended June 30, 2004, the Note Insurer had reinsured, through facultative arrangements, approximately 0.3% of the risks it had written.

Capitalization

The following table sets forth the capitalization of the Note Insurer as of December 31, 2002, December 31, 2003 and June 30, 2004, respectively, on the basis of generally accepted accounting principles (“GAAP”). The June 30, 2004 and December 31, 2003 balances reflect the establishment of a new basis in the assets and the liabilities of the Note Insurer resulting from the FGIC Acquisition and the application of purchase accounting. The December 31, 2002 balances are based upon the historical basis of the Note Insurer’s assets and liabilities.

Financial Guaranty Insurance Company

CAPITALIZATION TABLE

(Dollars in Millions)

	December 31, 2002	December 31, 2003	(unaudited) June 30, 2004
Unearned Premiums	$684	$919	$988
Other Liabilities	255	86	83
Stockholder’s Equity
Common Stock	15	15	15
Additional Paid-in Capital	384	1,858	1,858
Accumulated Other Comprehensive Income	49	2	(46)
Retained Earnings	1,741	94	181

Total Stockholder’s Equity	2,189	1,969	2,008

Total Liabilities and Stockholder’s Equity	$3,128	$2,974	$3,079

The audited financial statements of the Note Insurer as of December 31, 2002 and 2003 and for each of the years in the three-year period ended December 31, 2003, which are included as Exhibit 99.1, and the unaudited financial statements of the Note Insurer as of June 30, 2004, December 31, 2003 and for the three and six months ended June 30, 2004 and 2003, which are included as Exhibit 99.2, in each case, to the Current Report on Form 8-K filed by the Issuer on August 26, 2004 (SEC file number 333-91565) in connection with the registration statement to which this prospectus supplement relates, are hereby incorporated by reference in this prospectus supplement. Any statement contained herein under the heading “The Note Insurer” or in such Exhibit 99.1, shall be modified or superseded to the extent required by any statement in any document subsequently incorporated by reference in this prospectus supplement with the approval of the Note Insurer, and shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All financial statements of the Note Insurer (if any) included in the documents filed by the Issuer with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Notes shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such documents.

Copies of the Note Insurer’s GAAP and SAP financial statements are available upon request to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017, Attention: Corporate Communications Department. The Note Insurer’s telephone number is (212) 312-3000.

Neither the Note Insurer nor any of its affiliates accepts any responsibility for the accuracy or completeness of, nor have they participated in the preparation of, this supplement, the prospectus supplement or the prospectus or any information or disclosure that is provided to potential purchasers of the notes, or omitted from such disclosure, other than with respect to the accuracy of information in the prospectus supplement regarding the Note Insurer and the Policy set forth under the headings “The Note Insurer” and “Description of the Policy” in the prospectus supplement as updated by the information under the heading “The Note Insurer” in this Appendix III. In addition, the Note Insurer makes no representation regarding the Notes or the advisability of investing in the Notes.

Experts

The predecessor basis financial statements of Financial Guaranty Insurance Company as of December 31, 2002 and for each of the years in the two-year period ended December 31, 2002, have been included in the

Form 8-K of the depositor, which is incorporated by reference in the registration statement to which this prospectus supplement relates in reliance upon the report of KPMG LLP, independent certified public accountants, which is also incorporated by reference therein, upon the authority of said firm as experts in accounting and auditing.

The financial statements of Financial Guaranty Insurance Company as of December 31, 2003 and for the periods from December 18, 2003 through December 31, 2003, and from January 1, 2003 through December 17, 2003 appearing in the Form 8-K of the depositor, which is incorporated by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Appendix IV – September 2004 Monthly Statement

Countrywide Home Loans Inc.

Revolving Home Equity Loan Asset Backed Notes

Series 2002-G

Distribution Date:            September 15, 2004

Class	Original Note Principal Balance	Beginning Note Principal Balance	Principal Distribution	Interest Distribution	Note Distribution Amount	Investor Loss Amount	Ending Note Principal Balance
Note	650,000,000.00	$316,117,567.20	$10,419,224.96	$518,959.67	$10,938,184.63	$0.00	$305,698,342.24
TOTAL	$650,000,000.00	$316,117,567.20	$10,419,224.96	$518,959.67	$10,938,184.63	$0.00	$305,698,342.24

AMOUNTS PER $1,000 UNIT

Class	CUSIP	Beginning Note Principal Balance	Principal Distribution	Interest Distribution	Note Distribution Amount	Ending Note Principal Balance
Note	126671TH9	486.33471877	16.02957686	0.79839949	16.82797635	470.30514191

Rates

Class	Note
Note	1.970000%

Investor Note Rates based on a LIBOR of: 1.60000%

PLEASE DIRECT ANY QUESTIONS OR COMMENTS

TO THE FOLLOWING ADMINISTRATOR:

Steven E Charles

JPMorgan Chase Bank

227 W. Monroe St.

Chicago, IL 60606

Countrywide Home Loans Inc.

Revolving Home Equity Loan Asset Backed Notes

Series 2002-G

Distribution Date: September 15, 2004

Information pursuant to Section 4.04 of the

Sale and Servicing Agreement dated October 31, 2002

(i)	Investor Floating Allocation Percentage	98.99838%
(ii)	Investor Distribution Amount	10,938,184.63
(iii)	Note Interest	518,959.67
	Note Interest not payable, due to insufficient Investor Interest Collections	0.00
(iv)	Unpaid Investor Interest Shortfall	0.00
	Per $1000 of Original Investor Principal Balance	0.0000000
(v)	Remaining Unpaid Investor Interest Shortfall	0.00
	Per $1000 of Original Investor Principal Balance	0.0000000
(vi), (vii)	Principal Distributed
	Investor Loss Amount paid as principal	14,255.77
	Investor Loss Reduction Amounts paid as principal	0.00
	Accelerated Principal Distribution Amount	475.34
	Scheduled Principal Collections Payment Amount	10,404,493.85
	Guaranteed Principal Distribution Amount	0.00
	Total Principal Distributed	10,419,224.96
(viii)	Unreimbursed Investor Loss Reduction Amounts	0.00
	Per $1000 of Original Investor Principal Balance	0.0000000
(ix)	Basis Risk Carryforward Distributed	0.00
(x)	Basis Risk Carryforward Remaining	0.00
(xi)	Servicing Fee	133,048.29
	Accrued and Unpaid Servicing Fees from Prior Periods	0.00
(xii)	Note Principal Balance (before distributions)	316,117,567.20
	Note Principal Balance (after distributions)	305,698,342.24
	Investor Note Principal Balance (after distributions)	305,698,342.24
	Note Factor	0.4703051
(xiii)	Asset Balance of Mortgage Loans	308,897,008.18
(xiv)	Credit Enhancement Draw Amount	0.00

Countrywide Home Loans Inc.

Revolving Home Equity Loan Asset Backed Notes

Series 2002-G

Distribution Date: September 15, 2004

		Count	Balance	% of Group Bal
	30-59 days	42	1,759,481.13	0.569601%
	60-89 days	18	628,426.17	0.203442%
	90 or more days	31	803,119.89	0.259996%

	Total	91	3,191,027.19	1.033039%

* Note: The above statistics do not include loans in foreclosure proceedings or REO properties.
		Count	Balance	% of Group Bal
	Bankruptcy	59	1,577,357.49	0.510642%

	* Note: Bankruptcy Loans are also included in Delinquencies
(xvi)	Foreclosure and REO Information
		Count	Balance	% of Group Bal
	Foreclosure	6	222,936.62	0.072172%
	REO	1	54,647.61	0.017691%

	Total	7	277,584.23	0.089863%

(xvii)	Optional Servicer Advances (Current Collection Period)			0.00
	Optional Servicer Advances (Outstanding)			0.00
(xviii)	Note Rate			1.970000%
(xix)	Mortgage Loans retransferred to the Transferor pursuant to Sect. 2.04 and 2.06 Count			0
	Principal Balance			0.00
(xx)	Subordinated Transferor Collections			3,198,334.83
(xxi)	Overcollateralization Step-Down Amount			0.00
(xxii)	Available Transferor Subordinated Amount			3,198,334.83
	Required Transferor Subordinated Amount			3,198,310.17
	Interest Collections (non-Investor)			14,266.39
	Transferor Principal Collections			4,298,526.58
(xxiii)	Mortgage Loans for which the Mortgage Loan File was not delivered to the Indenture Trustee within 30 days of the Closing Date		Number Balance		0 0.00

Countrywide Home Loans Inc.

Revolving Home Equity Loan Asset Backed Notes

Series 2002-G

Distribution Date: September 15, 2004

Other information

Transferor Principal Balance (Beginning)	3,198,334.83
Transferor Principal Balance (Ending)	3,198,334.94
Investor Fixed Allocation Percentage	99.50%
Mortgage Loans Payment Summary
Interest Received	1,557,378.60
Net Liquidation Proceeds (Allocable to Interest)	0.00
Insurance Proceeds (Allocable to Interest)	0.00
Servicer Optional Advance (Allocable to Interest)	0.00
Purchase Price per Sect. 2.02 (a) (Allocable to Interest)	0.00
Purchase Price (90+ Day Delinq) (Allocable to Interest)	0.00
Residual Advance	0.00
Total Interest	1,557,378.60
Investor Interest Collections	1,410,963.92
Beginning Balance	319,315,902.03
Principal Collections	14,703,020.43
Net Liquidation Proceeds (Alloc. to Principal)	0.00
Insurance Proceeds (Alloc. to Principal)	0.00
Purchase Price per Sect. 2.02 (a) (Alloc. to Principal)	0.00
Purchase Price (90+ Day Delinq) (Alloc. to Principal)	0.00
Loans Removed from the Trust by the Servicer per Sect. 2.06	0.00
Transfer Deposit Amount per Sect. 2.02 (a)	0.00
Total Principal	14,703,020.43
Additional Balances	4,298,526.58
Ending Principal Balance	308,897,008.18
Total Collections	16,127,350.74
Alternative Principal Payment	10,404,493.85
Loans Average Daily Balance	319,656,197.58
Weighted Average Loan Rate	5.9604%
Weighted Average Net Loan Rate	4.8304%
Maximum Rate	4.7643%
Excess Interest	843,255.82

Countrywide Home Loans Inc.

Revolving Home Equity Loan Asset Backed Notes

Series 2002-G

Distribution Date: September 15, 2004

	Current	Cumulative	% of Initial
Loan Modification Summary
Loans with Senior Lien Balance Modification (CLTV<80%)	75,000.00	6,284,193.84	0.98%
Loans with Senior Lien Balance Modification (CLTV>80%)	184,100.85	14,564,487.54	2.28%
Loans with Credit Limit Modification	438,250.00	10,247,221.00	1.60%
Loans with Gross Margin Modification	147,918.00	5,340,698.51	0.83%
Credit Enhancer Information
Amount due to Credit Enhancer from Prepayment Shortfall	0.00
FGIC Surety Bond in force?	YES
Credit Enhancement Draw Amount	0.00
Guaranteed Principal Payment Amount	0.00
Guaranteed Distribution	518,959.67
Credit Enhancement Premium	33,117.32
Beginning O/C Amount	0.00
Ending O/C Amount	0.00
Ending O/C Amount (% of Original Pool Balance)	0.00
Has a Cumulative Loss Test Violation Occurred?	NO
Liquidation Loss Amount (Current Period)	14,400.00
Liquidation Loss Amount (Cumulative)	714,488.49
Rolling Six Month Delinquency Rate	0.4437%
Spread Rate	2.8604%
Excess Spread Rate	2.8559%
Rolling three month Excess Spread Percentage	2.8559%
Required Subordinated Percentage	0.5000%
Balance used for Required Subordinated Amount	Current Balance
Initial Subordinated Amount	(10,237,966.78)
Can Required Transferor Subordinated Amount be Reduced?	YES
Has a Rapid Amortization Event occurred?	NO
Cause of Rapid Amortization Event.	NA
Has an Event of Servicing Termination occurred?	NO
Cause of Event of Servicing Termination.	NA

RECONCILIATION REPORT
		ISSUE DATE:	31-Oct-02
DEAL NAME:	COUNTRYWIDE HOME LOANS, INC.	DISTRIBUTION DATE:	15-Sep-04
	Revolving Home Equity Loan Asset Backed Notes,	DETERMINATION DATE	12-Sep-04

	Series 2002-G	RUN DATE:	10-Sep-04
03:54:24 PM

I. CASH RECONCILIATION

Total
A. Cash Available for Distribution
Net Collections Interest Collections - per Servicer Report	$1,424,330.31
Principal Collections - per Servicer Report	$14,703,020.43
Residual Advance	$0.00
Cash Released from Additional Loan Account	$0.00
Insured Payment	$0.00

Total Deposit to Collection Account	$16,127,350.74

II. DISTRIBUTION SUMMARY AND RECONCILIATION

A. Amounts Distributed:

Section 5.01

Premium to Credit Enhancer	$33,117.32
Fannie Mae Guarantee Fee	$0.00
Investor Note Interest and Unpaid Investor Note Interest	$518,959.67
Unreimbursed Credit Enhancement Draw Amounts	$0.00
Amounts owed Master Servicer per Sect. 3.08 and 7.03	$0.00
Basis Risk Carryforward	$0.00
Class A Investor Note Principal Distributed	$10,419,224.96
Transferor Interest Distributed	$857,522.21
Transferor Principal Distributed	$4,298,526.58

Total Distributions	$16,127,350.74

Difference (Remains in Collections Account)	0.00

Balance Reconciliation
Loan Group Beginning Balance	$319,315,902.03
Loan Group Ending Balance	$308,897,008.18

Change in Balance	$10,418,893.85
Principal Collections	$14,703,020.43
Liquidation Loss Amount	$14,400.00
Additional Balances	$4,298,526.58

Balance Check	$0.00

$650,000,000

(Approximate)

CWABS Master Trust

(for the Series 2002-G Subtrust)

Issuer

CWABS, Inc.

Depositor

Sponsor and Master Servicer

Revolving Home Equity Loan

Asset Backed Notes, Series 2002-G

PROSPECTUS SUPPLEMENT

You should rely only on the information contained or incorporated by reference in this prospectus supplement and accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Series 2002-G Revolving Home Equity Loan Asset Backed Notes in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the Series 2002-G Revolving Home Equity Loan Asset Backed Notes and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the Series 2002-G Revolving Home Equity Loan Asset Backed Notes will be required to deliver supplement, a prospectus supplement and prospectus until 90 days after the date of the supplement.

October 31, 2002